EXHIBIT 10.9
Management Severance Plan

Purpose:	The Management Severance Plan establishes guidelines regarding severance benefits for managers who are terminated without cause.

Policy:	It is the company’s policy to provide a severance to full-time VISICU managers who are terminated without cause.
Guidelines:
1.	Upon reaching specified eligibility criteria, management employees terminated without cause are eligible for certain severance benefits.

2.	Severance pay is calculated on base pay only. Employees may choose to receive it as a salary continuation benefit (continue payments on scheduled paydays) or a lump sum.

3.	The Management Severance Plan is intended as a bridge only and is suspended as soon as individual acquires employment.

4.	The Severance Plan schedule is as follows:

Position	Severance Pay	Eligibility Date

Vice President	A severance will be calculated as six months of salary OR one week of salary for every six months of employment. Whichever is greater will be paid to a maximum nine months of salary.	Upon Hire

Director	A severance will be calculated as three months of salary OR one week of salary for every six months of employment. Whichever is greater will be paid to a maximum six months of salary.	After 12 months of employment

Manager	A severance will be calculated as two months of salary OR one week of salary for every six months of employment. Whichever is greater will be paid to a maximum four months of salary.	After 12 months of employment
5.	Other benefits:
a.	Accrued but unused vacation will be paid out to the employee. Vacation will stop accruing as of the effective date of termination.

b.	Any commissions earned to date of the termination will be paid out.

c.	Health, Dental, Life, LTD and STD insurance, if applicable, end on the last day of the month in which the employee receives the severance benefit. Upon termination of coverage, COBRA notification will be forwarded for applicable insurances.

Approved by: (signed copy is filed)

....................................................	Date: ..........................
(Chairman of the Board/CEO)